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                                   EXHIBIT 99

                                  NEWS RELEASE

                                GLAMIS GOLD LTD.

FOR IMMEDIATE RELEASE

Trading Symbol: TSE, NYSE - GLG                                    July 2, 1997
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                      President & CEO Announces Retirement

Vancouver, B.C., Canada - Chester F. Millar, Chairman, reports that Mr. A. Dan Rovig has given notice that he will retire as President, CEO and Director of Glamis Gold Ltd. effective August 15, 1997. Negotiations are in progress to retain Mr. Rovig as a management consultant to the Company past this retirement date, to help in the transition period until a new president and CEO is appointed.

The Board of Directors of Glamis recognizes the excellent management that Dan Rovig has brought to the Company, and wishes him well in his future endeavours.

Mr. Kevin McArthur will be offered the position of Chief Operating Officer of Glamis Gold Ltd. Mr. McArthur is now President & General Manager of the Company's wholly-owned subsidiary, Rand Mining Company. He was formerly the Vice President & General Manager of the wholly-owned subsidiary, Chemgold, Inc. that operates the Picacho Mine and completed the pre-feasibility study of the Imperial Project. Mr. McArthur is thoroughly familiar with all of the Company's U.S. operations.


On Behalf of the Board of Directors


"James R. Billingsley"
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James R. Billingsley
Vice President & Director

For further information contact:
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         Glamis Gold Ltd.
         P.O. Box 49287
         Vancouver, B.C.  V7X 1L3
         (604) 681-3541 * Fax: (604) 681-9306
         Internet:http//www.glamis.com